SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by registrant [X]
Filed by a party other than the registrant [   ]
Check the appropriate box:
[   ] Preliminary proxy statement
[X] Definitive proxy statement
[   ] Definitive additional materials
[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                   Forest Laboratories, Inc.
(Name of Registrant as Specified in its Charter)

                   Forest Laboratories, Inc.
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:
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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)
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4)   Proposed maximum aggregate value of transaction:
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[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FOREST LABORATORIES, INC.

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

           The Annual Meeting of the Stockholders of Forest Laboratories, Inc. (the "Company") will be held on August 11, 2004 at 10:00 a.m., at JP Morgan Chase & Co. Corporate Headquarters, 270 Park Avenue, New York, New York for the following purposes:

1.       To elect a Board of seven Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);

2.       To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to authorize additional shares of the Company's Common Stock (Proposal 2);

3.       To consider and vote upon a proposal to ratify the adoption by the Board of Directors of the Company's 2004 Stock Option Plan (Proposal 3);

4.       To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending March 31, 2005 (Proposal 4); and

5.       To transact such other business as may properly be brought before the Meeting.

           Stockholders of record at the close of business on June 21, 2004 shall be entitled to notice of and to vote at the Meeting. A copy of the Annual Report for the fiscal year ended March 31, 2004 is being mailed to stockholders simultaneously herewith.

           You are invited to attend the Meeting. Whether or not you plan to be present, kindly fill in and sign the enclosed proxy exactly as your name appears on your stock certificates, and mail it promptly in the enclosed return envelope in order that your vote can be recorded. This may save the Company the expense of further proxy solicitation.

                                                                                   By Order of the Board of Directors

                                                                                   WILLIAM J. CANDEE, III,
                                                                                   Secretary

June 28, 2004

New York, New York

FOREST LABORATORIES, INC.
909 THIRD AVENUE
NEW YORK, NEW YORK 10022
PROXY STATEMENT

           Your proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting (the "Meeting") of Stockholders to be held on Wednesday, August 11, 2004, or any adjournment or adjournments thereof, for the purposes set forth in the attached Notice of Meeting. This Proxy Statement and form of proxy are being mailed to stockholders on or about June 28, 2004.

           Any stockholder giving a proxy may revoke it at any time prior to its use at the Meeting by giving written notice of revocation to the Secretary of the Company; mere attendance at the Meeting, without such notice, will not revoke the proxy. Properly executed proxies will be voted in the manner directed by a stockholder and, if no direction is made, will be voted for the election of each of the seven nominees for election as directors and in favor of the other proposals described herein.

           The Board of Directors does not intend to present at the Annual Meeting any matters other than those set forth in this Proxy Statement, nor does the Board of Directors know of any other matters which may come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote it in accordance with their judgment.

           As of June 21, 2004, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 370,033,351 shares of the Company's common stock, par value $.10 per share (the "Common Stock") which is the only outstanding class of voting securities of the Company. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon.

           The Company's by-laws provide that stockholders holding a majority of the outstanding shares of Common Stock shall constitute a quorum at meetings of the stockholders. Shares represented in person or by proxy as to any matter will be counted toward the fulfillment of a quorum. The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors. The affirmative vote of a majority of all the issued and outstanding shares of Common Stock is required for the adoption of Proposal 2. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy is necessary for the approval of Proposals 3 and 4.

           Votes at the Annual Meeting will be tabulated by two independent inspectors of election appointed by the Company or the Company's transfer agent. As the affirmative vote of a plurality of votes cast is required for the election of directors, abstentions and "broker non-votes" will have no effect on the outcome of such election. As the affirmative vote of a majority of all the issued and outstanding shares of Common Stock is required for the adoption of Proposal 2, an abstention and a "broker non-vote" will have the same effect as a negative vote. As the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy is necessary for the approval of Proposals 3 and 4, an abstention will have the same effect as a negative vote, but "broker non-votes" will have no effect on the outcome of the vote.

           Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may vote those shares in their discretion, depending on the type of proposal involved. The Company believes that, in accordance with New York Stock Exchange rules applicable to such voting by brokers, brokers will have discretionary authority to vote with respect to any shares as to which no instructions are received from beneficial owners with respect to the election of directors and Proposal 4. Shares as to which brokers have not exercised such discretionary authority or received instructions from beneficial owners are considered "broker non-votes."

           Only stockholders of record at the close of business on June 21, 2004 will be entitled to vote at the Meeting or any adjournment or adjournments thereof.

IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY TO INSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. PLEASE RETURN YOUR EXECUTED PROXY PROMPTLY.

PRINCIPAL STOCKHOLDERS

           The following table sets forth as of June 21, 2004 the name, address and holdings as to each person (including any "group" as defined in Section 13(d) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than five percent of the Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Wellington Management Company, LLP 75 State Street Boston, MA 02109	22,909,925 (1)	6.19%
Capital Group International, Inc. 11100 Santa Monica Blvd. Los Angeles, CA 90025	39,751,870 (2)	10.74%
Citigroup Global Markets Holdings, Inc. 388 Greenwich Street New York, NY 10013	19,749,753 (3)	5.34%
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	29,656,940 (4)	8.01%

(1)     Based upon information set forth in an Information Statement on Schedule 13G filed by Wellington Management Company, LLP with the SEC.

(2)     Based upon information set forth in an Information Statement on Schedule 13G filed by Capital Group International, Inc. with the SEC.

(3)     Based upon information set forth in an Information Statement on Schedule 13G filed by Citigroup Global Markets Holdings, Inc. with the SEC.

(4)     Based upon information set forth in an Information Statement on Schedule 13G filed by Capital Research and Management Company with the SEC.

PROPOSAL 1

ELECTION OF DIRECTORS

           The by-laws of the Company provide that there shall be three to eleven directors, with such number to be fixed by the Board of Directors. Effective at the time and for the purposes of the Meeting, the number of directors of the Company, as fixed by the Board of Directors pursuant to the by-laws of the Company, is seven.

           Unless otherwise specified, each proxy received will be voted for the election as directors of the seven nominees named below (each of whom were elected at the 2003 Annual Meeting of Stockholders) to serve until the 2005 Annual Meeting of Stockholders and until his successor shall be duly elected and qualified. The seven nominees for the upcoming election of directors include five independent directors, as defined in the applicable rules and regulations for companies traded on the New York Stock Exchange ("NYSE"). Each of the nominees has consented to be named a nominee in the Proxy Statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with the Company's by-laws.

The following persons have been nominated as directors:

Name and Principal Occupation or Position	Age	Has Been a Director Since
Howard Solomon Chairman of the Board and Chief Executive Officer. Mr. Solomon has served as Chief Executive Officer of the Company since 1977.	76	1964
William J. Candee, III Attorney in private practice. For more than 5 years prior to June 2004, Mr. Candee was of counsel to the law firm Rivkin Radler, LLP.	77	1959
George S. Cohan President, The George Cohan Company, Inc. consultants, since June 1989.	80	1977
Dan L. Goldwasser Shareholder, Vedder, Price, Kaufman & Kammholz, P.C. Attorneys at Law, since May 1992.	64	1977
Kenneth E. Goodman President and Chief Operating Officer of the Company since December 1998. For eighteen years prior thereto, Mr. Goodman served as Vice President- Finance and Chief Financial Officer of the Company and in addition served as Executive Vice President - Operations since February 1998.	56	1998
Lester B. Salans, M.D. Clinical Professor and member of the Clinical Attending Staff Internal Medicine, Mount Sinai Medical School and member of the Adjunct Faculty, Rockefeller University. Dr. Salans was formerly Vice President - Academic and Scientific Affairs and Vice President - Preclinical Research at Sandoz Pharmaceutical Corporation.	68	1998
Phillip M. Satow Independent Consultant. Prior to his resignation in December 1998, Mr. Satow served as Executive Vice President of the Company from February 1998. Prior thereto, Mr. Satow served as Executive Vice President-Marketing from 1985. Mr. Satow also serves as a director of Crucell N.V., a biotechnology company and Eyetech Pharmaceutical, Inc., a biopharmaceutical company.	63	1998

Certain information regarding the beneficial ownership of Common Stock by each such director and nominee is set forth below at "Security Ownership of Management."

Executive Officers of the Company
Name	Age	Position with the Company
Howard Solomon	76	Chairman of the Board and Chief Executive Officer
Kenneth E. Goodman	56	President and Chief Operating Officer
Lawrence S. Olanoff, M.D., Ph.D.	52	Executive Vice President-Scientific Affairs
Elaine Hochberg	47	Senior Vice President-Marketing
John E. Eggers	42	Vice President-Finance and Chief Financial Officer

           See the table of nominees for election as directors for biographical data with respect to Messrs. Solomon and Goodman.

           Dr. Lawrence S. Olanoff was elected Executive Vice President-Scientific Affairs of the Company in December 1998. From October 1995 through February 1998, Dr. Olanoff served as Vice President-Scientific Affairs and served as Senior Vice President-Scientific Affairs from and after February 1998. From 1993 until he joined the Company in 1995, Dr. Olanoff was Senior Vice President-Clinical Research and Development at Sandoz Pharmaceutical Corporation. For nine years prior thereto, Dr. Olanoff was employed by The Upjohn Company, where his last position was Corporate Vice President-Clinical Development and Medical Affairs.

           On December 17, 1999, Elaine Hochberg was elected Senior Vice President-Marketing. From February 1998 through December 1999, Ms. Hochberg served as Vice President-Marketing of the Company. From June 1997 through February 1998, Ms. Hochberg served as Vice President-Marketing of Forest Pharmaceuticals, Inc., a wholly-owned subsidiary of Forest. Prior to joining Forest in 1997, Ms. Hochberg was Assistant Vice President-Marketing at Wyeth-Lederle Laboratories.

           John E. Eggers was elected Vice President-Finance and Chief Financial Officer of the Company effective December 1998. From February 1998 until December 1998, Mr. Eggers served as Vice President-Treasurer. For five years prior thereto, Mr. Eggers was the Director of Finance at the Company.

Security Ownership of Management

           The following table sets forth the beneficial ownership of shares of Common Stock of the Company as of June 21, 2004 of (i) the Chief Executive Officer and each of the Company's other executive officers at March 31, 2004, (ii) each director and nominee to serve as a director and (iii) all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Howard Solomon	13,141,794 (1)	3.55%
William J. Candee, III	44,683 (2)	*
George S. Cohan	70,000 (3)	*
Dan L. Goldwasser	131,455 (4)	*
Kenneth E. Goodman	4,393,285 (5)	1.19%
Lester B. Salans, M.D.	93,000 (6)	*
Phillip M. Satow	126,072 (7)	*
Dr. Lawrence S. Olanoff	474,978 (8)	*
Elaine Hochberg	318,526 (9)	*
John E. Eggers	127,864 (10)	*
All directors and executive officers as a group	18,921,657 (11)	5.11%

*  Less than 1%

(1)       Includes 6,600,000 shares subject to options exercisable within 60 days of the date hereof.

(2)       Includes 40,000 shares subject to options exercisable within 60 days of the date hereof.

(3)       Includes 66,000 shares subject to options exercisable within 60 days of the date hereof.

(4)       Includes 82,000 shares subject to options exercisable within 60 days of the date hereof.
           Does not include 21,680 shares owned by Mr. Goldwasser's wife as to which shares
           Mr. Goldwasser disclaims beneficial ownership.

(5)       Includes 3,600,000 shares subject to options exercisable within 60 days of the date hereof.

(6)       Includes 93,000 shares subject to options exercisable within 60 days of the date hereof.
           Does not include 3,200 shares owned by Dr. Salans' wife as to which shares Dr. Salans disclaims beneficial ownership.

(7)       Includes 26,000 shares subject to options exercisable within 60 days of the date hereof.
           Also includes 5,560 shares held in trusts, of which Mr. Satow is a trustee, for the benefit of Mr. Satow's children and 6,470 shares held by a charitable foundation of which Mr. Satow is a trustee.

(8)       Includes 352,500 shares subject to options exercisable within 60 days of the date hereof.

(9)       Includes 236,728 shares subject to options exercisable within 60 days of the date hereof.

(10)     Includes 78,264 shares subject to options exercisable within 60 days of the date hereof.

(11)     Includes 11,174,492 shares subject to options exercisable within 60 days of the date hereof.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Federal securities laws require that the individuals and groups listed in the preceding table must report to the SEC and the Company, within certain periods, how many shares of the Company's equity securities they own and if they conducted certain transactions in such securities. Based on the Company's records and other information, the Company believes that all required Section 16(a) reports were timely filed in 2004, except for a report on Form 4 of an open market sale by Raymond Stafford of Common Stock on January 26, 2004 which was filed on May 4, 2004.

EXECUTIVE COMPENSATION

           The following table sets forth, for the fiscal years ended March 31, 2004, 2003 and 2002, compensation paid by the Company to the Chief Executive Officer and to each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer during fiscal year 2004 who were serving at the end of such fiscal year, including salary, bonuses, stock options and certain other compensation:

SUMMARY COMPENSATION TABLE
Annual Compensation(1)				Long-Term Compensation Awards(2)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)	All Other Compensation ($)(3)
Howard Solomon, Chairman and Chief Executive Officer	2004 2003 2002	991,250 930,000 880,000	550,000 500,000 425,000	200,000 400,000 600,000	28,425 24,976 24,134
Kenneth E. Goodman, President and Chief Operating Officer	2004 2003 2002	669,250 628,000 588,000	350,000 325,000 275,000	100,000 200,000 400,000	25,993 22,656 20,102
Dr. Lawrence S. Olanoff, Executive Vice President- Scientific Affairs	2004 2003 2002	610,000 570,000 530,000	320,000 295,000 240,000	75,000 150,000 200,000	23,375 19,776 18,308
Elaine Hochberg, Senior Vice President- Marketing	2004 2003 2002	448,750 413,750 382,500	235,000 215,000 175,000	50,000 100,000 150,000	24,362 20,563 19,085
John E. Eggers, Vice President-Finance and Chief Financial Officer	2004 2003 2002	304,500 293,000 278,750	60,000 60,000 75,000	10,000 30,000 30,000	23,782 20,001 18,760

(1)      The Company has a non-qualified Deferred Compensation Plan pursuant to which full time salaried employees having a base salary of at least $150,000, including the executive officers listed above, may defer up to 50% of base salary and up to 100% of annual bonus.
           Deferred amounts may be invested among several investment programs at the participant's option. Deferred amounts are not subject to federal or state income tax until a participant withdraws amounts from the plan. The Company does not match any of these funds.

(2)      The Company has no long-term incentive compensation plan other than its several
           Employee Stock Option Plans described herein. The Company does not award stock appreciation rights, restricted stock awards or long-term incentive plan pay-outs. The number of options shown in 2003 and 2002 give effect to the December 2002 100%
           stock dividend.

(3)      Consists of group term life insurance and compensation credited to such executive officers pursuant to the Forest Laboratories, Inc. Savings and Profit Sharing Plan (the
           "Plan"), which covers employees of the Company and certain of its subsidiaries. Under the Plan, all regular employees of the Company and certain subsidiaries who are employed for at least six months prior to the Plan year-end become participants of the Plan.
           Contributions, which are made at the discretion of the Company's Board of Directors, may not exceed 25 percent of the individual Plan participant's gross salary (up to a maximum salary of $205,000), including allocated forfeitures for the Plan year. Plan participants vest over a period of 1 to 5 years of credited service. The Company did not pay or provide other forms of annual compensation (such as perquisites) to any of the named executive officers having a value exceeding the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officers.

Options Granted in Fiscal 2004

           The following information is furnished for the fiscal year ended March 31, 2004 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above, for stock options granted during such fiscal year. Stock options were granted without tandem stock appreciation rights.

Name	Options Granted (#)	% of Total Options Granted to Employees during Fiscal Year	Exercise Price Per Share ($/s)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(1)
					5%	10%
Howard Solomon	200,000	7.99	59.05	12/12/2013	7,427,246	18,822,098
Kenneth E. Goodman	100,000	3.99	59.05	12/12/2013	3,713,623	9,411,049
Dr. Lawrence S. Olanoff	75,000	3.00	59.05	12/12/2013	2,785,217	7,058,287
Elaine Hochberg	50,000	2.00	59.05	12/12/2013	1,856,811	4,705,525
John E. Eggers	10,000.40		59.05	12/12/2013	371,362	941,105

(1)       Represents the potential value of the options granted at assumed 5% and 10% rates of compounded annual stock price appreciation from the date of grant of such options. The increase in stockholders' equity to all stockholders of the Company measured over the same period at the same assumed rates of appreciation and based upon the market price for the Common Stock on the date such options were granted would be $13,623,253,901 and $34,524,000,145, respectively.

Aggregated Option Exercises in Fiscal
2004 and Fiscal Year End Option Values

           The following information is furnished for the fiscal year ended March 31, 2004 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above, for stock option exercises during such fiscal year:

Name	Shares Acquired On Exercise(#)	Value Realized($)	Number of Unexercised Options at 3/31/04 (#)		Value of Unexercised in the Money Options at 3/31/04 ($)
			Exercisable	Non- Exercisable	Exercisable	Non- Exercisable
Howard Solomon	1,600,000	90,546,050	6,400,000	200,000	315,988,960	2,471,000
Kenneth E. Goodman	400,000	17,554,720	3,500,000	100,000	172,971,780	1,235,500
Dr. Lawrence S. Olanoff	298,000	19,353,496	352,500	612,500	16,416,395	22,019,551
Elaine Hochberg	77,272	4,746,065	236,728	437,000	10,884,245	15,983,644
John E. Eggers	67,036	2,661,732	153,024	164,300	8,568,555	7,024,877

Benefits Agreements

           On December 1, 1989 the Board of Directors adopted a policy of granting certain medical insurance benefits to senior corporate executive officers and their spouses upon the completion of 10 years of service by such senior officers. The benefit would be provided to such executives and their spouses for their lifetimes following the termination of such executive's employment with the Company, and would be equivalent to the medical insurance benefits provided to such executives as of the date of their termination or as of December 1, 1989, if more favorable. The benefit need not be provided to the extent and for any time that the executive obtained comparable insurance from a subsequent employer. The Company has entered into formal written benefits agreements with each of Messrs. Solomon, Goodman and Satow (who retired in December 1998) granting the 10 year service benefit.

                      The Company has entered into employment agreements with several key employees, including each of Messrs. Solomon, Goodman, Eggers, Dr. Olanoff and Ms. Hochberg. Each of these agreements becomes effective only upon the occurrence of a "change in control" and provides that the executive is entitled to salary, bonus and benefits for a three year period following a "change in control" of the Company if the executive's employment terminates during such period without cause or for good reason. Subject to certain exceptions, a "change in control" is (i) an acquisition of 20% or more of the Common Stock or voting securities of the Company by a person or group not acquiring their shares directly from the Company, (ii) a change in the majority of the current Board of Directors or their designated successors not consented to by such current Board of Directors or designated successors, and (iii) a liquidation or dissolution of the Company or merger, consolidation or sale of all or substantially all of the Company's assets which involves a greater than 50% change in the stockholders of the Company or the replacement of a majority of the current Board of Directors or their designated successors.

Stock Options

           The Company's 1994 Employee Stock Option Plan (which expired on May 13, 2004) and the 1998 and 2000 Stock Option Plan (the "Plans") provide that options may be granted to employees, including executive officers, to purchase shares of Common Stock at a price per share fixed by the Board of Directors, provided that, in the case of Incentive Stock Options ("ISO's"), as defined by Section 422 of the Internal Revenue Code of 1986 (the "Code"), such price may not be less than fair market value on the date of the option grant. All employees of the Company and its subsidiaries are eligible to receive options under the Plans. The Plans provide that the Board of Directors may determine the employees to whom options are to be granted and the number of shares subject to each option. The purchase price for shares must be paid in cash or by the tender of shares of Common Stock having a fair market value, as determined by the Board, equal to the option exercise price.

           The non-employee directors of the Company participate in the 1998 and, once there are insufficient shares available for grant under that Plan, the 2000 Stock Option Plan (the "1998 and 2000 Plans"). Under the 1998 and 2000 Plans, an initial grant of options covering 14,000 shares of Common Stock is automatically granted to persons who become non-employee directors of the Company. Twenty-five percent of the foregoing options become exercisable on the date of grant and on each anniversary of such date until all such options are exercisable.

           The 2000 Plan further provides for the automatic annual grant to each of the Company's non-employee directors of options to purchase 2,000 shares of Common Stock on the date of their annual election or re-election by the Company's stockholders. Each such option grant is at an exercise price equal to the average price of the Common Stock on the New York Stock Exchange on the date of grant and become exercisable six months after the date of option grant. All options granted under the 2000 Plan to non-employee directors have a term of 10 years from the date of grant (but in no event more than three months following the optionee's ceasing to serve as a member of the Company's Board of Directors).

           At this meeting, stockholders will be asked to adopt the 2004 Stock Option Plan which provides for the grant of options to employees and the automatic annual grant of options to purchase 4,000 shares to non-employee directors. The provisions for the automatic grant of options to the Company's non-employee directors will supersede and replace provisions for the automatic grant of options to purchase 2,000 shares to such directors contained in the 2000 Plan.

Directors' Compensation

           In addition to automatic annual option grants under the 2000 Plan, each non-employee director of the Company received $30,000 for his services as director during the fiscal year ended March 31, 2004, except for Mr. Candee who received $35,000 for his services as director and the Company's secretary and Chairman of the Audit Committee.

CORPORATE GOVERNANCE

           The Company seeks to follow best practices in corporate governance in a manner that is in the best interests of its business and stockholders. The Company's current corporate governance principles, including the Corporate Governance Guidelines and the Code of Business Conduct, Compliance and Ethics are available under the "Company" link on its website at www.frx.com. The Company is in compliance with the corporate governance requirements imposed by the Sarbanes-Oxley Act, the Securities and Exchange Commission and the New York Stock Exchange. The Company will continue to review its policies and practices to meet ongoing developments in this area. Aspects of the Company's corporate governance principles are discussed throughout this Proxy Statement.

BOARD MEETINGS; COMMITTEES

           The Board of Directors of the Company held four meetings during the fiscal year ended March 31, 2004 and no incumbent director attended fewer than 75% of the aggregate of such meetings and the number of meetings of each Committee of which he is a member.

           The Board of Directors has determined that each of the following directors is "independent" within the meaning of Securities Exchange Act Rule 10A-3 and within the current New York Stock Exchange ("NYSE") definition of "independence" and the NYSE definition that will become applicable to the Company on the date of the Annual Meeting: William J. Candee, III, George S. Cohan, Dan L. Goldwasser, Lester B. Salans and Phillip M. Satow. None of the independent directors receives compensation from the Company other than directors' fees and non-discretionary grants under the Company's stock option plans for service on the Board or its Committees.

           The Board of Directors has approved a policy for stockholder communications whereby stockholders may contact the Board of Directors or any Committee or individual director through a link under "Investor Relations" on the Company's website at www.frx.com. The link will direct the stockholder to an outside vendor or an employee of the Company who will be responsible for processing the correspondence. The outside vendor or Company employee will forward appropriate stockholder communications to the Company's Audit Committee who will then distribute the correspondence to the appropriate directors. The Company is working to have this mechanism in place in fiscal 2005. Stockholders are also welcome to communicate directly with the Board of Directors at its Annual Meeting of Stockholders. As a matter of policy, members of the Board of Directors are required to make every reasonable effort to attend the Annual Meeting of Stockholders. All members of the Board of Directors attended the Company's 2003 Annual Meeting of Stockholders held on August 11, 2003.

           The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. All of the members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are independent directors. Each of the Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by the Company. The Board-approved charters of each of the Board committees are available on the company's website under the "Company" link at www.frx.com.

           Audit Committee. For the fiscal year ended March 31, 2004, the Audit Committee consisted of William J. Candee, III (the "Chairman"), Dan L. Goldwasser and Phillip M. Satow. The Board has determined that Dan L. Goldwasser qualifies as an "audit committee financial expert" as defined by Item 401(h)(2) of Regulation S-K promulgated by the Securities and Exchange Commission.

           The Audit Committee's primary responsibilities are to: (i) oversee the Company's financial reporting principles and policies and internal control systems, including review of the Company's quarterly and annual financial statements; (ii) review and monitor the performance and independence of the Company's independent auditors and the performance of the internal auditing department; (iii) provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department and the Board; and (iv) appoint (subject to stockholder ratification), evaluate, compensate and where appropriate, terminate and replace the Company's independent auditors. The audit committee held seven meetings during fiscal 2004.

           Compensation Committee. The Company has a Compensation Committee composed of Messrs. Candee, Cohan, Goldwasser and Dr. Salans. In May 2004, the Board of Directors adopted the Compensation Committee Charter which provides that the Committee is responsible for (1) discharging the Board's responsibilities relating to compensation of the Company's executives and (2) producing an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with applicable rules and regulations. During the fiscal year ended March 31, 2004, the Compensation Committee met on one occasion to make recommendations concerning salary and bonus for the Company's executive officers for the 2004 year and to make recommendations as to the grant of stock options to such executive officers.

           Nominating and Governance Committee. The Nominating and Governance Committee is composed of Messrs. Candee, Cohan, Goldwasser and Dr. Salans. The Committee's responsibilities include (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board and recommending that the Board select the director nominees for the next annual meeting of stockholders; (2) developing and recommending to the Board the Corporate Governance Guidelines applicable to the Company; and (3) overseeing evaluation of the Board and management. The Nominating Committee was formed in May 2004 and accordingly no meetings were held during fiscal 2004.

           The Nominating Committee has established a process for identifying and evaluating nominees for director. Although the Nominating Committee will consider nominees recommended by stockholders, the Nominating Committee believes that the process it utilizes to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further the Company's purposes. The Board of Directors does not believe that it is necessary for the Company to have a policy regarding the consideration of candidates recommended by stockholders as any interested person may make such recommendations and all recommended candidates will be considered using the criteria set forth in the Company's Corporate Governance Guidelines.

           The Nominating Committee will consider, among other factors, the following to evaluate Committee recommended nominees: the Board of Directors current composition, including expertise, diversity, balance of management and non-management directors, independence and other qualifications required or recommended by applicable laws, rules and regulations (including NYSE requirements) and Company policies or procedures and the general qualifications of potential nominees, including, but not limited to personal integrity; loyalty to the Company and concern for its success and welfare; experience at strategy/policy setting level; high-level leadership experience in business or administrative activity; breadth of knowledge about issues affecting the Company; an ability to work effectively with others; sufficient time to devote to the Company; freedom from conflicts of interest.

AUDIT COMMITTEE REPORT

           For the fiscal year ended March 31, 2004, the Audit Committee consisted of William J. Candee, III (the "Chairman"), Dan L. Goldwasser and Phillip M. Satow. Messrs. Candee, Goldwasser and Satow have been determined by the Board of Directors to be independent (as independence is defined under the NYSE listing standards). The Committee operates under a written charter adopted by the Board of Directors, a copy of which is annexed to this Proxy Statement as Appendix A.

           The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors. Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and for issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

           In this context, the Committee has met and held discussions with management, the Company's internal auditor and BDO Seidman, LLP ("BDO"), the independent auditing firm for the Company. Management represented that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed the audited consolidated financial statements, as well as the unaudited financial statements included in the Company's Quarterly Reports on Form 10-Q for each of the first three quarters of the fiscal year, with management, the Company's internal auditor and BDO. The Committee discussed with BDO matters required to be discussed by Statement of Auditing Standards No. 61 ("Communication with Audit Committees"). BDO also provided the Committee with the written disclosures required by Independence Standard Board Standard No. 1 ("Independence Discussions with Audit Committees"), and the Committee discussed with BDO that firm's independence.

           In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, which recommendation has been adopted by the Board of Directors, that the audited financial statements be included or incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended March 31, 2004 for filing with the Securities and Exchange Commission.

                                                                                   The Audit Committee
                                                                                   William J. Candee, III
                                                                                    Dan L. Goldwasser
                                                                                    Phillip M. Satow

REPORT ON EXECUTIVE COMPENSATION
BY THE BOARD OF DIRECTORS
AND THE COMPENSATION COMMITTEE

Compensation Policy

           Pursuant to the recently adopted Compensation Committee Charter, the Company's Compensation Committee is responsible for determining the Chief Executive Officer's and the Chief Operating Officer's compensation. The charter was adopted in May of 2004 and accordingly during fiscal 2004, the Company's Board of Directors (the "Board") remained responsible for setting and administering the policies which govern annual executive salaries, raises and bonuses and the award of stock options. The Board is currently composed of seven members, five of whom are non-employee directors and two of whom, Messrs. Solomon and Goodman, are, respectively, the Chairman and Chief Executive Officer, and President and Chief Operating Officer, of the Company. During fiscal 2004, the Board continues its practice of making compensation decisions for executive officers following its receipt of recommendations from the Company's Compensation Committee which is composed of the four independent directors, Messrs. Goldwasser, Candee, Cohan and Dr. Salans.

       The policy of the Board is to provide compensation to the Chief Executive Officer and the Company's other executive officers reflecting the contribution of such executives to the Company's growth in sales and earnings, the implementation of strategic plans consistent with the long-term growth objectives of the Company and the enhancement of stockholder value as reflected in the growth of the Company's market capitalization. Contributions to specific Company objectives, including the development and acquisition of new product opportunities, the progress of clinical and other studies and development activities required to bring new ethical pharmaceutical products to market and the successful marketing of the Company's principal products are evaluated in setting compensation policy. Executive compensation decisions have traditionally been made on a calendar year basis.

           Long-term incentive compensation policy consists exclusively of the award of stock options under the Company's Stock Option Plans which serve to identify the reward for executive performance with increases in value created for stockholders.

Company Performance and CEO Compensation

           Executive compensation for the fiscal year ended March 31, 2004 consisted of base salary, an annual bonus and the award of stock options by the Compensation Committee as indicated at "Options Granted in Fiscal 2004." The Compensation Committee and the Board met in December 2003 to review executive compensation for the calendar year commencing January 1, 2004. The Compensation Committee and the Board reviewed data relating to the compensation of senior pharmaceutical executives at other pharmaceutical companies identified by the Compensation Committee, the increase in revenues and earnings for the 2004 fiscal year, the launch of marketing of Lexapro® for the Generalized Anxiety Disorder ("GAD") indication and the launch of Namenda® for the treatment of Alzheimer's disease, the growth of sales of Benicar® and Benicar HCT™ which the Company co-promotes with Sankyo Pharma, the addition and training of 525 new sales representatives and the expansion of the Company's physical research and warehouse facilities.

           The Compensation Committee and the Board specifically noted the following achievements as being the key factors in determining executive compensation: the estimated 17% growth in net sales and 14% growth in earnings for the 2004 fiscal year, the expansion of the Company's salesforce, the new product and new indication launches and the continued progress of the Company's scientific and research activities.

           The Compensation Committee and the Board considered several key factors in determining the executive compensation of the highest paid officers, including, the accomplishment of strategic objectives during the past year described above, and the comparative pharmaceutical executive information assembled by the Compensation Committee. Accordingly, the Board approved an increase in base compensation and granted bonus and stock options for the Company's senior executive officers, including the Chief Executive Officer.

           During fiscal 2004, the Compensation Committee awarded stock options to Howard Solomon, Chairman and Chief Executive Officer, Kenneth E. Goodman, President and Chief Operating Officer, Dr. Lawrence S. Olanoff, Executive Vice President-Scientific Affairs, Elaine Hochberg, Senior Vice President-Marketing and John E. Eggers, Vice President-Finance and Chief Financial Officer as set forth in the table set forth at "Options Granted in Fiscal 2004" in the amount set forth therein. The Compensation Committee resolved to continue the Company's long-standing policy of utilizing the award of stock options (which provide value to the executive over time as growth in the market price of the Company's shares reflects the successful achievement of the Company's business objectives) to identify the success of the Company's executives with the growth in equity value to the Company's stockholders. The size of the award made was determined based upon such officer's contribution to the achievement of the performance objectives described above and the Committee's view of an appropriate equity position to be maintained by the Company's executive officers in light of the Company's market capitalization. Each of these factors was equally considered.

                                                                                   The Board of Directors
                                                                                   Howard Solomon
                                                                                   George S. Cohan(1)
                                                                                   William J. Candee, III(1)
                                                                                   Dan L. Goldwasser(1)
                                                                                   Kenneth E. Goodman
                                                                                   Dr. Lester B. Salans(1)
                                                                                   Phillip M. Satow

(1)   Compensation Committee Member.

Compensation Committee Interlocks
and Insider Participation

           Howard Solomon, the Company's Chairman and Chief Executive Officer, and Kenneth E. Goodman, the Company's President and Chief Operating Officer, are members of the Board and participated in deliberations concerning executive compensation. Each of such executive officer abstained from voting with respect to his own compensation.

PERFORMANCE GRAPH

           The graph below compares the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return on the Standard & Poors Pharmaceuticals Index and the S&P 500 Index over the same period (assuming the investment of $100 in the Common Stock, the S&P Pharmaceuticals Index and the S&P 500 Index on March 31, 1999, and the reinvestment of all dividends).

Comparison of 5 Year Cumulative Total Return*
Among Forest Laboratories, Inc., The S & P 500 Index
And the S & P Pharmaceuticals Index

[GRAPH OMITTED]

							Begin Period End: End:	3/31/99 3/31/04 3/31/04
Date*	Transaction Type	Closing Price**	Beginning No. of Shares***	Dividend per Share	Dividend Paid	Shares Reinvested	Ending Shares	Cum. Tot. Return
31-Mar-99	Begin	14.094	7.10				7.095	100.00
31-Mar-00	Year End	21.125	7.10				7.095	149.89
31-Mar-01	Year End	29.620	7.10				7.095	210.16
31-Mar-02	Year End	40.850	7.10				7.095	289.84
31-Mar-03	Year End	53.970	7.10				7.095	382.94
31-Mar-04	End	71.620	7.10				7.095	508.17

*    Specific ending dates or ex-dividends dates.
**  All Closing Prices and Dividends are adjusted for stock splits and stock dividends.
***Begin Shares based on $100 investment.
	Cumulative Total Return
	3/99	3/00	3/01	3/02	3/03	3/04
Forest Laboratories, Inc.	100.00	149.89	210.16	289.84	382.94	508.17
S & P 500	100.00	117.94	92.38	92.60	69.67	94.14
S & P Pharmaceuticals	100.00	83.33	97.02	97.27	78.47	82.49

PROPOSAL 2

AMENDMENT OF CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED COMMON STOCK

           The stockholders are asked to consider and approve a proposed amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock of the Company from 500,000,000 shares to 1,000,000,000 shares. A copy of the resolution to be presented for adoption by the stockholders is annexed hereto as Appendix B.

           The Company's Certificate of Incorporation, as amended, authorizes the Company to issue up to 500,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of June 21, 2004 370,033,351 shares of Common Stock were issued and outstanding. Additionally, as of that date an aggregate of 52,000,000 shares of Common Stock were reserved for issuance upon the exercise of options or warrants granted or available for grant under the Company's various stock option plans or under stock options and warrants individually granted by the Board of Directors.

           The Board of Directors considers it desirable to have available for issuance sufficient authorized shares of Common Stock to enable the Company to act without delay if favorable opportunities arise to raise additional equity capital or to acquire companies or products by the issuance of shares of Common Stock and otherwise to be in a position to take various steps requiring the issuance of additional shares of Common Stock (including stock splits or stock dividends) that in the judgment of the Board of Directors are in the best interests of the Company. The Company has no current plans, arrangements or understandings regarding the issuance of any of the additional shares of Common Stock for which authorization is sought and there are no negotiations pending with respect to the issuance thereof for any purpose.

           If the proposal to increase the authorized number of shares of Common Stock is approved by the stockholders, the additional shares may be issued at such time and on such terms and conditions as the Board of Directors may determine without further approval by the stockholders, subject to applicable provisions of law and the rules of any securities exchange on which shares of the Common Stock are listed for trading.

           To accomplish the proposed increase in the Company's authorized capital stock, Article FOURTH of the Company's Certificate of Incorporation must be amended as set forth in Appendix B to this Proxy Statement.

           THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

PROPOSAL 3

2004 STOCK OPTION PLAN

           The Board of Directors has adopted, subject to stockholder approval, and recommends the adoption of the Company's proposed 2004 Stock Option Plan ("2004 Plan"), under which options may be granted for an aggregate of 6,000,000 shares of Common Stock prior to May 13, 2014. All of the Company's employees and non-employee directors are eligible to participate in the 2004 Plan.

           The Board of Directors believes that the Company's traditional policy of providing employees and non-employee directors with options (and thereby additional incentive and proprietary interest in the Company's success) has been a material factor in the Company's ability to attract, retain and motivate managerial and professional personnel as well as non-employee directors. As of the date of this Proxy Statement, approximately 2,900 of the Company's employees, and all five of the Company's non-employee directors, hold options granted under the Company's previously adopted Plans. Only an aggregate of 5,723,034 shares remain available for option grant under the previously adopted Plans. There are presently stock options outstanding for 26,574,218 shares of Common Stock for employees and 317,000 shares for directors pursuant to option grants under previous stock option plans and individual stock option grants. Of the 26,891,218 options outstanding, 5,931,292 options (22.1%) were granted from five to nine years ago and remain unexercised by the Company's senior management. During the past three fiscal years the Company granted a total of 11,105,532 options net of forfeitures, of which 2,925,000 options (26.3%) were granted to officers and the remainder were granted to other employees.

           The Board of Directors believes that the adoption of the 2004 Plan will enable the Company to continue the Company's policy of offering a competitive compensation package that includes, as a significant element, stock option based compensation which strongly identifies the optionee's personal financial success with the success of the Company as a whole and motivates employees to maximize the potential of the Company's products. The Board of Directors further believes that competition for executive talent and experienced sales representatives continues to be highly competitive and that stock option based compensation continues to be an important element in the Company's ability to attract and retain such personnel. The Company further believes that with the recent expansion of the Company's salesforce in connection with the launch of Namenda for the treatment of Alzheimer's disease and the launch of Lexapro for the Generalized Anxiety Disorder indication, other staff additions and a competitive employment environment, the number of shares remaining for grant in the Company's stock option plans would be inadequate for such purposes. The Company is also of the opinion that affording the Board of Directors the right to determine the employees to be granted options and the number of shares as to which options will be granted, will permit the Board of Directors to take into account various factors as well as special circumstances with respect to attracting and retaining particular persons, in making its decision regarding the grant of options.

           The following description of the 2004 Plan is qualified in its entirety by reference to such Plan, a copy of which is attached to this Proxy Statement as Appendix C and is incorporated by reference herein. Attention is particularly directed to the description thereof in the prices, expiration dates and other material conditions upon which the options may be granted and exercised.

           The 2004 Plan provides, among other things, that options may be granted to employees to purchase shares of Common Stock at a price per share fixed by a committee (the "Compensation Committee") composed of the non-employee members of the Board of Directors at not less than the fair market value of the applicable class of the Company's Common Stock on the date of option grant (110% of such fair market value in the case of optionees holding 10% or more of the combined voting rights of the Company's securities ("10% Holders")). The Compensation Committee may determine, with respect to options granted to employees, the employees to whom options are to be granted, the number of shares subject to each option and the term of each option. The term of options granted to employees may not exceed ten years, five years in the case of an ISO granted to a 10% Holder.

           An initial grant of options (having an exercise price equal to the average price of the Common Stock on the date of grant) covering 14,000 shares of Common Stock will automatically be granted to persons who become non-employee directors from and after the adoption of the 2004 Plan. Twenty-five percent of such options granted to non-employee directors will become exercisable on the date of grant and on each anniversary of such date until all such options are exercisable. The 2004 Plan also provides for the automatic annual grant to each of the Company's non-employee directors of options to purchase 4,000 shares of Common Stock on the date of their annual election or re-election by the Company's stockholders. The provisions for the automatic grant of options to the Company's non-employee directors will supersede and replace provisions for the automatic grant of options to such directors contained in the 2000 Plan. Such options will become exercisable six months after the date of option grant. Options granted to non-employee directors will have a term of 10 years (but in no event more than three months (six months in the event of death or disability) following the optionee's ceasing to serve as a member of the Company's Board of Directors) and will be at an exercise price equal to the average price of the Company Stock on the New York Stock Exchange on the date of grant.

           Options granted under the 2004 Plan may be exercised by the payment in full in cash or by the tendering of shares of Common Stock having a fair market value, as determined by the Committee, equal to the option exercise price. The 2004 Plan provides that the number of shares of Common Stock for which any optionee may be granted options during any twelve-month period may not exceed 600,000.

NEW PLAN BENEFITS
2004 Stock Option Plan (1)

Name and Position	Dollar Value ($)	Number of Units
All Executive Officers as a Group	N/A (1)	N/A (1)
All Non-Executive Directors as a Group	1,227,400 (2)	20,000 (3)
All Non-Executive Officer Employees as a Group	N/A (1)	N/A (1)

(1) Only non-employee directors of the Company are eligible to receive automatic grants under the 2004 Plan. All other grants under the 2004 Plan are within the discretion of the Board of Directors and the Compensation Committee and the benefits of such grants are, therefore, not determinable. However, please refer to the "Options Granted in Fiscal 2004 Table" on page 7 of this Proxy Statement, which provides information on the grants made to the named Executive Officers under "Executive Compensation" in fiscal year 2004.

(2) Value based on the closing price of the Company's Common Stock on June 21, 2004, of $61.37.

(3) Subject to stockholder approval of this Proposal No. 3, pursuant to the terms of the 2004 Stock Option Plan, each non-employee director automatically shall be granted, upon his or her initial election or appointment as a non-employee director, a non-qualified option to purchase 14,000 shares of Common Stock on the date of such initial election and 4,000 shares of stock ("Subsequent Option Grants") on the date of each annual meeting of stockholders at which the director is re-elected. These grants are subject to the vesting provisions described above. Currently the Company has five non-employee directors, all of whom are eligible to receive Subsequent Option Grants on the day of the Annual Meeting, assuming approval of this Proposal No. 3.

           The principal federal income tax consequences of the issuance and granting of options will be as follows:

           (a)       ISO's: Although an individual can receive an unlimited number of ISO's during any calendar year, the aggregate fair market value (determined at the time of option grant) of the stock with respect to which ISO's first become exercisable during any calendar year (under all of the Company's Plans) cannot exceed $100,000. ISO tax treatment is denied by the Code to any options in excess of that dollar limit. For purposes of computing an optionee's regular tax liability, an optionee will not realize taxable income for federal income tax purposes upon the grant or exercise of an ISO and the Company will not be entitled to a deduction in connection with the grant or the exercise of the option. For purposes of the alternative minimum tax only, stock acquired pursuant to the exercise of an ISO will be subject to the rules applicable to non-ISO's. Thus, in general, the amount by which the fair market value of the option shares at the time of ISO exercise exceeds the option exercise price (the "Option Spread") will be an item of tax preference for purposes of the federal alternative minimum tax and thus the Option Spread may be subject to the alternative minimum tax unless the shares are disposed of in a non-qualifying disposition in the year of exercise. If the Optionee is subject to the alternative minimum tax in the year of the option exercise, the shares purchased upon the exercise of the ISO will generally have a tax basis equal to their fair market value at the time of ISO exercise only for purposes of computing gain or loss on a subsequent disposition of the option shares under the alternative minimum tax. If instead, the Optionee is not subject to the alternative minimum tax in the year of the disposition of his option shares, the shares purchased upon the exercise of an ISO will have a tax basis (for purposes of calculating gain or loss on such disposition under the regular tax) equal to their ISO exercise price. Each Optionee should consult his tax advisor as to the application of the alternative minimum tax to the exercise of ISO's and the disposition of shares acquired thereby.

           Provided that the optionee does not dispose of the shares acquired upon the exercise of an ISO within two years from the date of grant or within one year from the date of exercise, the net gain realized on the sale or other taxable disposition of the shares is subject to tax at capital gains tax rates. If Common Stock acquired pursuant to the exercise of an ISO is disposed of within the two-year or one-year periods mentioned above, any gain realized by the optionee generally will be taxable at the time of such disposition as (i) ordinary income to the extent of the difference between the exercise price and the lesser of (a) the fair market value of the Common Stock on the date the ISO is exercised, or (b) the amount realized on such disposition, and (ii) short-term, mid-term or long-term capital gain to the extent of any excess of the amount realized on the disposition over the fair market value of the Common Stock on the date the ISO is exercised. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time such income is recognized. The Company will be required to satisfy any applicable withholding requirements in order to be entitled to a tax deduction.

           If the optionee pays the option exercise price by transferring to the Company shares of its stock, the optionee will generally not recognize any gain or loss with respect to the transfer of such shares, and the optionee will have a tax basis in the shares acquired equal to the amount of cash plus the adjusted tax basis of any shares transferred by such optionee to the Company. (But see the discussion above relating to the alternative minimum tax.) However, if the transferred shares were themselves acquired by the Optionee upon the exercise of an ISO and the transfer of such shares to the Company occurs within the two-year period or the one-year period referred to above, the optionee will generally recognize gain in connection with such transfer to the extent the fair market value of the transferred shares exceeds the tax basis with respect to such shares.

           (b)       Non-ISO's:  There is no limit (subject to the limit contained in the 1998 Plan and described above with respect to the maximum number of options that may be granted to an optionee) on the aggregate fair market value of stock covered by options that do not qualify as ISO's that may be granted to an individual in any year or on the aggregate fair market value of non-ISO's that first become exercisable in any year. Generally, no taxable income will be recognized by the employee and no deduction will be allowed to the Company upon the grant of a non-ISO. Upon the exercise of a non-ISO, the optionee will realize an amount of ordinary income equal to the excess of the fair market value of the shares at the time of exercise over the option price (even though the optionee will have received no cash), and the Company will be entitled to a deduction in the same amount. Any difference between the higher of such market value or exercise price and the price at which the optionee may subsequently sell the shares will be treated as a short-term, mid-term or long-term capital gain or loss.

           (c)       Limitations on the Company's compensation deduction:  Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders and meets certain other criteria. Although the Company intends that the 2004 Plan will satisfy the requirements that option grants thereunder be considered performance-based for purposes of Section 162(m) of the Code, there can be no assurance such awards will satisfy such requirements.

           (d)       State and local income tax consequences may, depending on the jurisdiction, differ from the federal income tax consequences of the granting and exercise of an option and any later sale by the optionee of his option stock. There may also be, again depending on the jurisdiction, transfer or other taxes imposed in connection with a disposition, by sale, bequest or otherwise, of options and option stock. Optionees should consult their personal tax advisors with respect to the specific state, local and other tax effects on them of option grants, exercises and stock dispositions.

           THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE 2004 PLAN.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

           The firm of BDO Seidman, LLP ("BDO") has audited the financial statements of the Company for each of the three fiscal years ended March 31, 2004. In addition to retaining BDO to audit our consolidated financial statements for the fiscal year ended 2004, the Company and its affiliates retained BDO, as well as other accounting and consulting firms, to provide various consulting and other services in the fiscal year ended 2004, and expect to continue to do so in the future. Representatives of BDO are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from the stockholders.

           The following table presents fees for professional audit services rendered by BDO for the audit of the Company's annual financial statements and review of financial statements included in the Company's quarterly reports on Form 10-Q ("Audit Fees") for fiscal 2003 and 2004, and fees billed for other services rendered by BDO.

	2003	2004
Audit Fees	$620,000	$ 646,000
Audited Related Fees(1)(2)	41,000	22,000
Tax Fees(2)(3)	285,000	335,564
All Other Fees	0	0
	$946,000	$1,003,564
	=======	========
(1)	Audit related fees consisted principally of the audit of the Company's benefit plan and consultations regarding acquisitions.
(2)	The Audit Committee has determined that the provision of all non-audit services performed for the Company by BDO is compatible with maintaining that firm's independence.
(3)	Tax fees consisted primarily of tax return preparation, state tax matters and tax advisory services.

           The Audit Committee's policy is to pre-approve all audit services and all non-audit services that the Company's independent auditor is permitted to perform for the Company under applicable federal securities regulations. While it is the general policy of the Audit Committee to make such determinations at full Audit Committee Meetings, the Audit Committee may delegate its pre-approval authority to one or more members of the Audit Committee, provided that all such decisions are presented to the full Audit Committee at its next regularly scheduled meeting.

           The Board of Directors desires to continue the services of BDO for the current fiscal year ending March 31, 2005. Accordingly, the Board of Directors will recommend at the Meeting that the stockholders ratify the appointment by the Board of Directors of the firm of BDO to audit the financial statements of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting, shall have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

           THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE APPOINTMENT OF BDO SEIDMAN, LLP.

MISCELLANEOUS

Annual Report

           The Company's 2004 Annual Report is being mailed to stockholders contemporaneously with this Proxy Statement.

Form 10-K

           UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED MARCH 31, 2004. REQUESTS SHOULD BE MAILED TO CORPORATE SECRETARY, FOREST LABORATORIES, INC., 909 THIRD AVENUE, NEW YORK, NEW YORK 10022.

Cost of Solicitation

           The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in doing so. To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company may be engaged to assist in the solicitation of proxies. The Company has retained the Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist in the solicitation of proxies for a fee of $7,500 plus out-of-pocket expenses.

Proposals of Stockholders; Stockholder Business

           Proposals of stockholders to be presented at the 2005 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than February 28, 2005. In order to comply with applicable provisions of the Company's By-Laws, stockholders intending to present proposals at the 2005 Annual Meeting must give notice thereof in writing to the Secretary of the Company not later than the close of business on June 10, 2005 nor earlier than the close of business on May 10, 2005. In addition, in accordance with applicable rules of the Securities and Exchange Commission, proxies submitted in connection with the 2005 Annual Meeting may confer discretionary authority on individuals designated by the Company to vote in respect of any matter to come before such meeting as to which the Company has not received notice by May 15, 2005.

           Stockholders are urged to send in their proxies without delay.

                                                                                   WILLIAM J. CANDEE, III,
                                                                                   Secretary

Dated: June 28, 2004

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF FOREST LABORATORIES, INC.
(Amended as of May 13, 2004)

I.         Audit Committee Purpose and Responsibility

           The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are, subject to the limitations as to scope set forth below in this Charter, to:

    Appoint, compensate, retain (or terminate) and oversee the work of the Company's independent auditors;
    Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance and accounting;
    Monitor the independence and performance of the Company's independent auditors and internal auditing department;
    Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors; and
    Receive and investigate notices of financial improprieties.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the authority to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee is a part of the Board. Its primary purpose is (i) to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditors' qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors and (ii) to prepare a report in accordance with the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement. In addition, the Audit Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Audit Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Audit Committee, and that the ultimate accountability of the independent accountants is to the Audit Committee and the independent auditors must report directly to the Audit Committee. The Audit Committee shall make reports to the Board concerning its activities at each regular meeting of the Board.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

The Company shall provide the Audit Committee with appropriate funding, as determined by the Audit Committee, (i) to compensate the independent auditors engaged for purposes of rendering an audit report or related work or performing other audit, review or attest services, (ii) to compensate any advisors engaged by the Audit Committee and (iii) for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

II.        Audit Committee Composition and Meetings

Audit Committee members shall meet the independence and expertise requirements of the SEC and the New York Stock Exchange ("NYSE"). The Audit Committee shall be comprised of three or more directors as determined by the Board to have satisfied these requirements; provided that the Audit Committee may be comprised of less than three members to the extent permitted by the rules of the SEC and the NYSE. No member of the Audit Committee other than in his capacity as a member of the Board of Directors or a Committee shall (1) accept any consulting, advisory or other fee from the Company or (2) be an affiliated person of the Company or any subsidiary of the Company. All members of the Audit Committee shall be financially literate as determined by the Board, i.e., they shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Committee shall have accounting related financial management expertise. No Committee member shall serve on the audit committees of more than two other public companies.

Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare or approve an agenda in advance of each meeting. The Committee shall meet periodically privately in executive session with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed. In addition, the Committee, or at least its Chair, shall communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III.       Audit Committee Responsibilities and Duties

Review Procedures

1.        Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published as required by SEC and NYSE rules and regulations.

2.        Review with management and the external auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditors' activities or on access to requested information, and any significant disagreements with management.

3.        Review the Company's annual audited financial statements prior to filing or distribution. Review shall include discussion with management and independent auditors of significant issues regarding accounting principles and estimates and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

4.        In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

5.        Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles, estimates, operating procedures, and internal controls and any items required to be communicated by the independent auditors in accordance with generally accepted auditing standards. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

6.        Review disclosures made by the CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design and operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company.

Independent Auditors

7.        Appoint, compensate, retain (or terminate) and oversee the independent auditors. Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee shall continue its practice of recommending that the Board of Directors ask the stockholders, at their annual meeting, to approve the Audit Committee's selection of the independent auditors.

8.        At least annually, obtain and review a report from the independent auditors describing:

    the firm's internal accounting control procedures;
    any material issues raised by the most recent internal accounting control review, or peer review, of the firm, or by inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and
    (to access the auditor's independence) all relationships between the independent auditors and the Company.

9.        In the context of the Audit Committee's evaluation of the independent auditors:

    take into account the opinions of management and the internal auditor;
    engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impair the objectivity and independence of the independent auditors;
    evaluate the lead partner;
    consider whether a rotation of the independent auditors is appropriate;
    confirm that no audit partner who provides services to the Company earns or receives compensation from the independent auditors based on the audit partner procuring engagements with the Company for services or products other than audit, review or attest services; and
    present its conclusions with respect to the external auditor to the full Board.

10.        In addition to approving the engagement of the independent auditors to audit the Company's consolidated financial statements, approve all use of the Company's independent auditors for non-audit services, other than prohibited non-audit services as specified in Section 10A(g) of the Securities Exchange Act of 1934, as amended. Audit and non-audit services must be approved either (a) explicitly in advance or (b) pursuant to a pre-approval policy established by the Audit Committee that is detailed as to the services that may be pre-approved, do not permit delegation of approval authority to the Corporation's management, and require management to inform the Audit Committee of each service approved and performed under the policy. Notwithstanding the foregoing, non-audit services need not be approved in advance if (i) the aggregate amount of all such non-audit services are not more than 5% of all amounts paid to the independent auditors during the fiscal year, (ii) such services were not recognized to be non-audit services at the time of the engagement and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee, but all such decisions must be presented to the full Audit Committee at its next regularly scheduled meeting.

11.        Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. In this regard, the Audit Committee shall obtain and discuss with the independent auditors reports and analyses from the independent auditors concerning: (a) all critical accounting policies and practices to be used by the Company, (b) significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (c) any other material written communications between the independent auditors and management. In addition, the Audit Committee shall discuss certain matters required to be communicated to audit committees in accordance with generally accepted auditing standards.

12.        Ensure that the lead audit partner assigned by the Company's independent auditors to the Company, as well as the reviewing or concurring audit partner and the other audit engagement team partners shall be rotated in accordance with the rules and regulations of the SEC.

13.        Establish clear hiring policies for employees and former employees of the independent auditors.

Internal Audit Department and Legal Compliance

14.        Review, based upon periodic meetings with members of the internal audit department, the budget, audit plans, activities, organizational structure, and qualifications of the internal audit department, as needed.

15.        Review, based upon periodic meetings with members of the internal audit department, the appointment, performance, and replacement of the senior internal audit executive.

16.        Review significant reports prepared by the internal audit department together with management's responses and follow-up to these reports.

17.        Evaluate any current or prospective employee who serves or would serve in a "financial oversight role" for compliance with the SEC rules for the Qualification of Accountants.

Other Audit Committee Responsibilities

18.        Report to the Board at each regular Board meeting about Committee activities and issues that arise with respect to quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, and the performance of the internal audit function.

19.        Annually prepare a report to stockholders as and to the extent required by rules of the SEC. The report should be included in the Company's annual proxy statements to the extent required by applicable rules of the SEC.

20.        Discuss with management the Company's major policy with respect to risk assessment and risk management.

21.        Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

22.        Evaluate the Committee's and individual members' performance at least annually.

23.        Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

24.        Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities. Distribute copies of minutes to each Board member.

Appendix B

        RESOLVED, that the first paragraph of Article FOURTH of the Company's Certificate of Incorporation be amended to read as follows:

"FOURTH:  The total number of shares of stock which the Corporation is authorized to issue is 1,001,000,000, of which 1,000,000,000 shares of the par value of $.10 per share are to be Common Stock, and 1,000,000 shares of the par value $1.00 per share are to be Preferred Stock ("Series Preference Stock")."

Appendix C

2004 STOCK OPTION PLAN
OF
FOREST LABORATORIES, INC.

           1.       The Plan. This 2004 Stock Option Plan (the "Plan") is intended to encourage ownership of stock of Forest Laboratories, Inc. (the "Corporation") by specified employees and non-employee directors of the Corporation and its subsidiaries and to provide additional incentive for them to promote the success of the business of the Corporation.

           2.       Stock Subject to the Plan. Subject to the provisions of Paragraph 14 hereof, the total number of shares of Common Stock, par value $.10 per share, of the Corporation (the "Stock") which may be issued pursuant to Incentive Stock Options (as hereinafter defined) and Non-Incentive Stock Options granted under the Plan (the "Options") shall be 6,000,000. Such shares of Stock may be in whole or in part, either authorized and unissued shares or treasury shares as the Board of Directors of the Corporation (the "Board") shall from time to time determine. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) again be available for Options under the Plan.

           3.       Administration of the Plan. The Plan shall be administered by a committee (the "Compensation Committee") composed of the non-employee members of the Board which shall have plenary authority, in its discretion, to determine, with respect to options granted to employees, the employees of the Corporation and its subsidiaries to whom Options shall be granted ("Optionees"), the number of shares to be subject to each Option (subject to the provisions of Paragraph 2) and the terms of each Option, and the nature of the Option (i.e., whether an Incentive Stock Option or a Non-Incentive Stock Option). The Board shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable. The interpretation and construction by the Board of any provisions of the Plan or of any Option granted thereunder shall be final and no member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder by the Compensation Committee.

           4.       Persons Eligible for Options.

                    A.       All employees and non-employee directors of the Corporation or its subsidiaries shall be eligible for Options. In making the determination as to employees to whom Options shall be granted and as to the number of shares to be covered by such Options, the Compensation Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Corporation and such other factors as it shall deem relevant in connection with accomplishing the purpose of the Plan.

                   B.       An option to purchase 14,000 shares of Stock shall automatically be granted under the Plan to each non-employee director who is appointed or elected to the Board after the date hereof and prior to the expiration of the Plan on the date of the appointment or election of such non-employee director. Each Option granted under this Section 4B shall be exercisable immediately as to 25% of the number of shares of Stock covered thereby and shall become exercisable for an additional 25% of the number of shares of Stock covered thereby on each of the three succeeding anniversaries of the grant of such Option.

                    C.       An option to purchase 4,000 shares of Stock shall automatically be granted under the Plan to each then serving non-employee member of the Corporation's Board annually on the date of his election or re-election by the Corporation's stockholders. Each option granted pursuant to this Section 4C shall become exercisable as to all shares of Stock covered thereby from and after the expiration of six months from the date of option grant.

                    D.       The provisions of Sections 4B and 4C above shall supersede and replace provisions for the automatic grant of options to the Corporation's non-employee directors contained in the Corporation's 2000 Stock Option Plan.

           5.       Term of Plan. The Plan shall terminate on, and no Options shall be granted after May 13, 2014 provided that the Committee may at any time terminate the Plan prior thereto.

           6.       Maximum Option Grant. With respect to Options which are intended to qualify as Incentive Stock Options ("ISO's"), the aggregate fair market value (determined as of the time the Option is granted) of the Stock with respect to which ISO's granted to any employee (whether under this Plan or under any other stock option plan of the Corporation) become exercisable for the first time in any calendar year may not exceed $100,000. The number of shares of Stock for which any employee may be granted Options under the Plan during any twelve-month period shall not exceed 600,000.

           7.       Option Price. Each Option shall state the option price, which shall be not less than 100% of the fair market value of the Stock on the date of the granting of the Option, nor less than 110% in the case of an Incentive Stock Option granted to an individual who, at the time the Option is granted, is a 10% Holder (as hereinafter defined). The fair market value of shares of Stock shall be determined by the Board and shall be the mean between the high and low prices of the Stock on the New York Stock Exchange on the date of the granting of the Option.

           8.       Term of Options.

                    A.       The term of each Option granted to an employee shall be for a maximum of ten years from the date of granting thereof, and a maximum of five years in the case of an ISO granted to a 10% Holder, but may be for a lesser period or be subject to earlier termination as hereinafter provided.

                    B.       The term of each Option granted to a non-employee director shall be for a period of ten years from the date of granting thereof.

           9.       Exercise of Options. An Option may be exercised from time to time as to any part or all of the Stock to which the Optionee shall then be entitled, provided, however, that an Option may not be exercised as to less than 100 shares at any time (or for the remaining shares then purchasable under the Option, if less than 100 shares). In addition, options granted to employees may not be exercised, (a) prior to the expiration of at least six months from the date of grant and (b) unless the Optionee shall have been in the continuous employ of the Corporation or its subsidiaries from the date of the granting of the Option to the date of its exercise, except as provided in Paragraph 12. The purchase price of the Stock issuable upon exercise of an Option shall be paid in full at the time of the exercise thereof (i) in cash or (ii) by the transfer to the Corporation of shares of its Stock with a fair market value (as determined by the Committee) equal to the purchase price of the Stock issuable upon exercise of such Option, provided that such shares have been beneficially owned by the Optionee for at least six months. The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been delivered to him after the exercise of the Option.

           10.       Non-Transferability of Options. Except as provided in the following sentence, an Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the employee only by him or his guardian or legal representative. Options that do not qualify as IS0's will be transferable to members of an Optionee's immediate family, including trusts for the benefit of such family members and partnerships or limited liability companies in which such family members are the only partners. A transferred Option shall be subject to all of the same terms and conditions as if such Option had not been transferred.

           11.       Form of Option. Each Option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall clearly identify the status of the Options granted thereunder (i.e., whether an Incentive Stock Option or Non-Incentive Stock Option) and which shall be in such form as the Committee shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

           12.       Termination of Service or Death of Optionee. Upon the termination of Optionee's Service as an employee or director of the Company, or the death or disability of Optionee, an Option shall be exercisable (to the extent that such Option was exercisable at the time of the termination of service of the Optionee or at the time of the death of the Optionee, as the case may be): (i) In the case of a Non-ISO, during the period that ends three months following the date the Optionee ceases to be an employee or non-employee director of the Company for any reason, or (ii) in the case of an ISO, during the period that ends three months following the date the Optionee ceases to be an employee of the Company due to the Optionee's disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) or death or three months following the date the Optionee ceases to be an employee of the Company for any reason other than disability or death.

           13.       Adjustments Upon Changes in Capitalization. In the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, splitups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of any Option granted hereunder and the maximum number of shares as to which Options may be granted to an employee shall be correspondingly adjusted, to the end that the Optionee's proportionate interest in the Corporation, any successor thereto or in the cash, assets or other securities into which shares are converted or exchanged shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. All references in this Plan to "Stock" from and after the occurrence of such event shall be deemed for all purposes of this Plan to refer to such other class of shares or securities issuable upon the exercise of Options granted pursuant hereto.

           14.       Stockholder and Stock Exchange Approval. This Plan is subject to and no Options shall be exercisable hereunder until after (i) the approval by the affirmative vote of a majority of shares of Stock present in person or represented by proxy at a duly held meeting of the stockholders of the Corporation within twelve months after the date of the adoption of the Plan by the Board and (ii) the approval by the New York Stock Exchange of a listing application covering the shares of Stock covered by this Plan.

           15.       Amendment of the Plan. The Board shall have complete power and authority to modify or amend the Plan (including the form of Option Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the affirmative vote of a majority of shares of Stock present in person or represented by proxy at a meeting duly held in accordance with the applicable laws of the Corporation's jurisdiction of incorporation and entitled to vote at a meeting of stockholders or by the written consent of stockholders owning Stock representing a majority of the votes of the Corporation's outstanding Stock, (i) increase the maximum number of shares which in the aggregate are subject to Options under the Plan (except as provided by Paragraph 13), (ii) extend the term of the Plan or the period during which Options may be granted or exercised, (iii) reduce the Option price below 100% (110% in the case of an ISO granted to a 10% Holder) of the fair market value of the Stock issuable upon exercise of Options at the time of the granting thereof, other than to change the manner of determining the fair market value thereof, (iv) increase the maximum number of shares of Stock for which any employee may be granted Options under the Plan pursuant to Paragraph 6, (v) materially increase the benefits accruing to participants under the Plan, (vi) modify the requirements as to eligibility for participation in the Plan, or (vii) with respect to options which are ISO's amend the plan in any respect which would cause such options to no longer qualify for ISO treatment pursuant to the Internal Revenue Code. No termination or amendment of the Plan shall, without the consent of the individual Optionee, adversely affect the rights of such Optionee under an Option theretofore granted to him or under such Optionee's Option Agreement.

           16.       Taxes. The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan. The Corporation may further require notification from the Optionees upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

           17.       Code References and Definitions. Whenever reference is made in this Plan to a section of the Internal Revenue Code, the reference shall be to said section as it is now in force or as it may hereafter be amended by any amendment which is applicable to this Plan. The term "subsidiary" shall have the meaning given to the term "subsidiary corporation" by Section 424(f) of the Internal Revenue Code. The terms "Incentive Stock Option" and "ISO" shall have the meanings given to them by Section 422 of the Internal Revenue Code. The term "10% Holder" shall mean any person who, for purposes of Section 422 of the Internal Revenue Code owns more than 10% of the total combined voting power of all classes of Stock of the employer corporation or of any subsidiary corporation.

FOREST LABORATORIES, INC.

Proxy - For the Annual Meeting of Stockholders - August 11, 2004

           The undersigned stockholder of FOREST LABORATORIES, INC., revoking any previous proxy for such stock, hereby appoints Howard Solomon and Kenneth E. Goodman, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Common Stock of FOREST LABORATORIES, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 11, 2004 at 10:00 A.M. at JP Morgan Chase & Co. Corporate Headquarters, 270 Park Avenue, New York, New York, and any adjournments thereof on all matters coming before said meeting.

           In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which this proxy is given FOR proposals 1, 2, 3 and 4, each of which are set forth on this card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors Recommends a Vote FOR proposals 1, 2, 3 and 4.

(continued on reverse side)

Please mark         X    X
your choices            X
like this                X    X
                                                          _______________________     _______________

                                                             ACCOUNT NUMBER               COMMON

1.   Election of seven Directors: Howard Solomon, William J. Candee, III, George S. Cohan,
      Dan L. Goldwasser, Lester B. Salans, Kenneth E. Goodman, Phillip M. Satow.

FOR ALL NOMINEES	WITHHOLD AUTHORITY
I I I I I I	I I I I I I

________________________________________________________________
(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line provided above.)

2.   Ratification of Amendment of the Company's Certificate of Incorporation to authorize additional shares of the Company's Common Stock.

FOR	AGAINST	ABSTAIN
I I I I I I	I I I I I I	I I I I I I

3.   Ratification of 2004 Stock Option Plan.

FOR	AGAINST	ABSTAIN
I I I I I I	I I I I I I	I I I I I I

4.   Ratification of BDO Seidman, LLP as Independent Auditors.

FOR	AGAINST	ABSTAIN
I I I I I I	I I I I I I	I I I I I I

Please sign here exactly as your name(s) appear(s) on this proxy. If signing for an estate, trust or corporation, title or capacity should be stated. If shares are held jointly, each holder should sign. If a partnership, sign in partnership name by authorized person.

Dated
(Signature)
(Signature)
PLEASE MARK BOXES IN BLUE OR BLACK INK
PLEASE SIGN, DATE AND MAIL IN THE ENVELOPE PROVIDED